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                                                                    EXHIBIT 23.A

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ViewCast.com, Inc. for the registration of 1,334,454 shares of its common stock and 140,000 Redeemable Common Stock Purchase Warrants and to the incorporation by reference therein of our report dated February 18, 2000, with respect to the consolidated financial statements of ViewCast.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                               Ernst & Young, LLP
Dallas, TX
June 26, 2000